EXHIBIT 3.2

ImmunoGen, Inc.

BY-LAWS

AMENDED AND RESTATED AS OF JUNE 14, 2023

TABLE OF CONTENTS

ARTICLE I-- Shareholders3

Section 1.1Place and Conduct of Meetings3

Section 1.2Annual Meetings3

Section 1.3Special Meetings3

Section 1.4Notice of Meetings3

Section 1.5Quorum of Shareholders4

Section 1.6Adjournments4

Section 1.7Votes and Proxies4

Section 1.8Action at Meeting4

Section 1.9Inspector of Elections4

Section 1.10Action without Meeting5

Section 1.11Shareholder Nominations and Business5

Section 1.12Remote Participation7

ARTICLE II-- Officers and Directors7

Section 2.1Elections7

Section 2.2Tenure, Resignation and Removal7

Section 2.3Vacancies8

Section 2.4Compensation8

ARTICLE III-- Board of Directors8

Section 3.1Powers8

Section 3.2Meetings8

Section 3.3Quorum of and Action by Directors8

Section 3.4Committees of Directors9

ARTICLE IV-- Officers9

Section 4.1President and Vice Presidents9

Section 4.2Treasurer and Assistant Treasurers9

Section 4.3Secretary and Assistant Secretaries9

ARTICLE V-- Capital Stock9

Section 5.1Certificates of Stock9

Section 5.2Transfers10

Section 5.3Fixing Record Date10

Section 5.4Lost, Mutilated or Destroyed Certificates10

Section 5.5Issue of Stock10

Section 5.6Dividends10

ARTICLE VI-- Miscellaneous Provisions11

Section 6.1Fiscal Year11

Section 6.2Seal11

Section 6.3Execution of Instruments11

Section 6.4Contributions11

Section 6.5Evidence of Authority11

Section 6.6Indemnification of Executive Officers and Directors11

Section 6.7Conflict of Interest11

Section 6.8Definitions12

Section 6.9Control Share Acquisitions12

Section 6.10Action with Respect to Securities of Other Corporations12

Section 6.11Regulations12

Section 6.12Interpretation12

Section 6.13Signatures12

Section 6.14Reliance upon Books, Reports and Records12

Section 6.15Time Periods12

ARTICLE VII-- Amendments13

Section 7.1General13

ImmunoGen, Inc.

BY-LAWS

ARTICLE I--Shareholders
Section 1.1Place and Conduct of Meetings. All meetings of the shareholders shall be held either at the principal office of the corporation or at such other place as is determined by the Board of Directors and stated in the notice of meeting or held entirely remotely if permitted under the Massachusetts Business Corporation Act and the Board of Directors determines to hold a remote-only meeting of the shareholders.

The Chair of the Board of Directors or, in his or her absence, the Chief Executive Officer of the corporation or, in his or her absence, the President or, in his or her absence, such person as the Board of Directors may have designated, shall call to order any meeting of the shareholders and shall preside at and act as chair of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate. The chair of any meeting of shareholders shall have the power to adjourn the meeting to another place and time. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 1.2Annual Meetings. The annual meeting of the shareholders entitled to vote shall be held at such date and time as is determined by the Board of Directors and stated in the notice of meeting. The purposes for which an annual meeting may be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, shall be determined by the President, the Chief Executive Officer or the Board of Directors. At the annual meeting any business may be transacted whether or not the notice of such meeting shall have contained a reference thereto, except where such a reference is required by law, the Articles of Organization or these By-Laws.

If such annual meeting is not held on the date fixed, or by adjournment therefrom, a special meeting of the shareholders shall be held in place thereof, and any business transacted or elections held at such a special meeting shall have the same force and effect as if transacted or held at the annual meeting. Any such special meeting shall be called as provided in Section 1.3 of this Article I.

Section 1.3Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock of the corporation, special meetings of the shareholders entitled to vote may be called by the Chief Executive Officer, the President, the Board of Directors or upon written application of one or more shareholders who hold at least forty percent (40%) (the “Requisite Percentage”) in interest of the capital stock entitled to vote at the meetings (a “Special Meeting Request”). The call for the meeting shall state the day, hour, place and purposes of the meeting, and only business to which reference shall have been contained in the notice of such meeting shall be transacted at such meeting. Each Special Meeting Request must (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such requesting shareholder (or duly authorized agent) signing the Special Meeting Request, (iii) set forth the name and record address of each such requesting shareholder, (iv) set forth the class and number of shares of the corporation that are beneficially owned by each such requesting shareholder, and (v) include documentary evidence of each such requesting shareholder’s record and beneficial ownership of such stock. Any requesting shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary. If, following such revocation there are unrevoked requests from requesting shareholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the requesting shareholders who submitted a Special Meeting Request appear or send a qualified representative to present the business proposed to be conducted at the special meeting, the corporation need not present such business for a vote at such meeting. The Secretary shall not be required to call a shareholder-requested special meeting if (a) the stated business to be brought before the special meeting is not a proper subject for shareholder action under the corporation's Articles of Organization, these By-Laws or applicable law, (b) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the date on which the Special Meeting Request(s) signed by the requesting shareholder(s) who beneficially own the Requisite Percentage have been received by the Secretary (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified in the Special Meeting Request(s) or (c) an annual or special meeting was held not more than twelve (12) months before the Delivery Date, which included the purposes specified in the Special Meeting Request(s), with such determinations under (b) and (c) being made in good faith by the Board of Directors.
Section 1.4Notice of Meetings. A written notice of every meeting of shareholders, stating the place, date and hour thereof, and the purposes for which the meeting is called, shall be given by the Secretary or other person calling the meeting, at least seven but no more than 60 days before the meeting, to each shareholder entitled to vote thereat and to each shareholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or her, at his or her usual place of business or residence, by mailing such notice postage prepaid and addressed to him or her at his or her address as it appears upon the books of the corporation, or by electronic transmission directed to such shareholder at an address given to the corporation by the shareholder or otherwise in such manner as the shareholder shall have specified to the corporation, including by electronic transmission such as electronic mail or posting on an electronic network. Whenever notice of a meeting of the shareholders is required to be given to any shareholder, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized for inclusion with the records of the meeting, shall be deemed equivalent to such notice. Any person authorized to give notice of any such meeting may make affidavit of such notice, which, as to the facts therein stated, shall be conclusive. It shall be the duty of every shareholder to furnish his or her current address to the Secretary of the corporation or to the transfer agent, if any, of the class of stock owned by him or her.

Every shareholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof; provided, however, that in the absence of his or her waiver in writing, a shareholder may expressly reserve his or her objection to the transaction of any business as to which requisite notice was not given to him or her and on which he or she does not vote.

Section 1.5Quorum of Shareholders. Except as otherwise required by law, the Articles of Organization or these By-Laws, the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote. The announcement of a quorum by the individual presiding at the meeting shall constitute a conclusive determination that a quorum is present. The absence of such an announcement shall have no significance. The shareholders present at a duly organized meeting may continue to transact business until adjournment of the meeting notwithstanding the withdrawal of one or more shareholders so as to leave less than a quorum.
Section 1.6Adjournments. Any meeting of the shareholders may be adjourned to any other time and to any other place by the shareholders present or represented at the meeting, although less than a quorum, or by any individual entitled to preside or to act as secretary of such meeting if no shareholder is present. It shall not be necessary to notify any shareholder of any adjournment. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.
Section 1.7Votes and Proxies. At all meetings of the shareholders, each shareholder shall have one vote for each share of stock having voting power registered in such shareholder’s name, and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization or in these By-Laws. Scrip shall not carry any right to vote unless otherwise provided therein but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares. Absent shareholders may vote by proxy. No proxy which is dated more than eleven months before the meeting named therein shall be accepted, and no proxy shall be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of the shareholder shall be deemed valid unless challenged at or prior to its exercise. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the corporation.
Section 1.8Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the shareholders. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Except in a fiduciary capacity, the corporation shall not directly or indirectly vote any share of its stock.
Section 1.9Inspector of Elections. An inspector may be appointed by the Board of Directors before or at each meeting of shareholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which they are appointed, such inspector shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his or her place.

Section 1.10Action without Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.
Section 1.11Shareholder Nominations and Business.
A.Annual Meetings of Shareholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section and, to the extent that Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applies, Rule 14a-19 of the Exchange Act.

B.Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 1.4 above. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

C.Process for Shareholder Nominations and Business.
(1)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph A of this Section or a special meeting pursuant to paragraph B of this Section, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, (2) such other business must otherwise be a proper matter for shareholder action under the Massachusetts Business Corporation Act, (3) if the shareholder has provided the corporation with a Solicitation Notice, as that term is defined in this paragraph, such shareholder, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the corporation’s voting shares entitled to elect such nominee or nominees, and must, in either case, have included in such materials the Solicitation Notice, and (4) if the shareholder has not provided the corporation with a Solicitation Notice, the shareholder proposing such business or nomination must not have previously solicited such number of proxies that would have required the delivery of a Solicitation Notice pursuant to the requirements of this Section. To be timely, a shareholder’s notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the corporation not less than the earlier of (x) sixty (60) days prior to the first anniversary of the preceding year’s annual meeting and (y) forty-five (45) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting, or more than seventy-five (75) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. Such shareholder’s notice for shall set forth:
(a)as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement, proxy card and ballot as a nominee and to serving as a director if elected) and a description of all direct and indirect compensation, reimbursement, indemnification and other material arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such shareholder and any Shareholder Associated Person (as defined below), on the one hand, and the proposed nominee, or his or her affiliates or associates, on the other hand. For purposes of these By-Laws, a “Shareholder Associated Person” of any shareholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act, or any successor rule thereto) of the shareholder that owns beneficially or of record any capital stock or other securities of the corporation and (ii) any person acting in concert with such shareholder or any affiliate or associate of such shareholder with respect to the capital stock or other securities of the corporation. In addition, any nominee proposed by a shareholder must complete a questionnaire, in a form provided by the corporation, within ten (10) days of receipt of the form of questionnaire from the corporation to be eligible for election as a director;
(b)as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder, if any, on whose behalf the proposal is made; and
(c)as to the shareholder giving the notice (i) the name and address of such shareholder, (ii) the class and number of shares of the corporation that are owned beneficially and held of record by such shareholder, (iii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such shareholder or any Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation of the shareholder or any Shareholder Associated Person, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any securities of the corporation, (v) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or beneficially owns an interest in a general partner, (vi) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the corporation or Derivative Instruments, (vii) whether such shareholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least sixty-seven percent (67%) of the corporation’s voting shares entitled to elect such nominee or nominees and (viii) whether the shareholder intends to solicit votes or proxies in support of a nominee or nominees in accordance with Rule 14a-19 under the Exchange Act (an affirmative statement of such intent, a “Solicitation Notice”).
(2)Notwithstanding anything in the second sentence of paragraph C(1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the anniversary (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after the first anniversary of the preceding year’s annual meeting, at least seventy (70) days prior to such annual meeting), a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(3)In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph C(1) of this Section shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(4)For the avoidance of doubt, the corporation will not be required to include it its proxy materials any successor, substitute or replacement nominee or nominees if a shareholder’s notice is not timely pursuant to this Section 1.11(C) with respect to such successor, substitute or replacement nominee or nominees.
D.General.
(1)Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Without limiting the foregoing and unless otherwise required by law, (a) no shareholder shall solicit proxies in support of a nominee for election as a director other than the corporation's nominees unless such shareholder has complied with Rule 14a-19 under the Exchange Act and (b) if any shareholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. If any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the corporation, (i) prompt notice of the shareholder’s failure to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) upon request by the corporation, deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. Except as otherwise provided by law or these By-Laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.
(2)For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. To the extent Rule 14a-19 under the Exchange Act applies, Rule 14a-19 will govern any inconsistency with this Section, and the applicable inconsistent provisions of this Section will not apply; provided, however, a shareholder’s notice pursuant to Section 1.11(C) will only be considered timely if it is delivered to the corporation within the dates specified in Section 1.11(C).
Section 1.12Remote Participation. To the extent permitted by applicable law and subject to such guidelines and procedures as the Board of Directors may adopt, at any meeting of shareholders, the Board of Directors may permit shareholders and proxyholders not physically present at the meeting to participate in the meeting, be deemed present in person, and vote at the meeting, by means of remote communications subject to such guidelines and procedures as the Board of Directors may adopt. Such guidelines and procedures, as may be adopted by the Board of Directors, shall include reasonable measures to (1) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, and (2) provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If any shareholders or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
ARTICLE II--Officers and Directors
Section 2.1Elections. The corporation shall have a Board of Directors consisting of such number (but not less than the minimum number required by law) as may be fixed by the Board of Directors, which number may be enlarged by vote of a majority of the Directors then in office and the vacancies so created shall be filled as set forth in Section 2.3 below. At each annual meeting, the shareholders shall elect the Board of Directors. The corporation shall have a President, a Treasurer and a Secretary. The President, the Treasurer and the Secretary shall be appointed by the Board of Directors. The Board of Directors or the Chief Executive Officer may, from time to time, elect or appoint such other officers as it may determine, including one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries.

No officer or director need be a shareholder. The Chair of the Board of Directors shall be elected by and from the Board of Directors. Two or more offices may be held by any person.

Section 2.2Tenure, Resignation and Removal. Each Director shall hold office until the next annual meeting of the shareholders and until his or her successor is elected and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. The President, the Treasurer and the Secretary shall each hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified; and all other officers shall hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified unless a shorter term is specified in the vote electing or appointing them.

Any Director or officer may resign by giving written notice of his or her resignation to the Chair of the Board of Directors, President, or Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective. Any Director may at any time be removed with or without cause by the affirmative vote of the holders of a majority in interest of the capital stock issued and outstanding and entitled to vote; provided, that a Director of a class elected by a particular class of shareholders may be removed only by the affirmative vote of the holders of a majority in interest of the stock of such class. A Director may also be removed from office with cause by vote of a majority of the Directors then in office. Any officer may at any time be removed with or without cause by vote of a majority of the Directors then in office, or, if the officer was appointed by the Chief Executive Officer, by the Chief Executive Officer. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

Section 2.3Vacancies. Any vacancy in the office of Director may be filled by the shareholders at a meeting called for the purpose. Pending action by the shareholders, such vacancy may also be filled by vote of the Board of Directors or by appointment by all of the directors if less than a quorum shall remain in office. Any vacancy in the position of the President, Treasurer or Secretary may be filled by the Board of Directors, and any vacancies in such other officers may be filled by the Board of Directors or the Chief Executive Officer; and during the absence or inability to act of an officer, the Board of Directors or the Chief Executive Officer may appoint a person to perform the duties of such officer.
Section 2.4Compensation. Directors may be paid such compensation for their services and such reimbursement for expenses and attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. The Board of Directors, or a committee of the Board of Directors, may fix the compensation of officers of the corporation and may authorize any officer upon whom the powers of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.
ARTICLE III--Board of Directors
Section 3.1Powers. The Board of Directors may exercise all the powers of the corporation except such as are required by law or by the Articles of Organization or these By-Laws to be otherwise exercised, and shall have the general direction, control and management of the property and business of the corporation. All property of the corporation, which shall be in the custody of the Board of Directors, shall be subject at all times to inspection by the President and the Treasurer or either of them. Unless otherwise provided by law, the Board of Directors shall have power to purchase and to lease, pledge, mortgage and sell such property (including the stock of the corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the corporation, to borrow money, issue bonds, notes and other obligations of the corporation, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the corporation. The Board of Directors may determine the duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the corporation.
Section 3.2Meetings. Meetings of the Directors may be held at any place within or outside the Commonwealth of Massachusetts.
Section 3.2.1Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without a call or notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.
Section 3.2.2Special Meetings. Special Meetings of the Board of Directors may be called by the Chair of the Board of Directors, the Chief Executive Officer, the President, a Vice President, the Treasurer or any two or more Directors. Notice of the time and place of all special meetings shall be given by the Secretary or the officer or Directors calling the meeting. Notice may be given orally, by telephone, or in writing; and notice shall be sufficient if given in time to enable the Director to attend, or in any case if sent by mail or by electronic transmission at least 24 hours before the meeting, addressed to a Director’s usual or last known place of business or residence or by delivering such notice by electronic transmission directed to such director at an address given to the corporation by the director or otherwise in such manner as the director shall have specified to the corporation, including by electronic mail or posting on an electronic network. No notice of any meeting of the Board of Directors need be given to any Director if such Director, by a writing filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such Director attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.
Section 3.2.3Chair of the Board of Directors. The Chair of the Board of Directors, if any, shall preside at all meetings of the Board of Directors, and shall have such authority and perform such duties, as the Board of Directors may from time to time determine.
Section 3.3Quorum of and Action by Directors. At any meeting of the Board of Directors, a majority of the number of Directors then in office but in no event less than two shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or by the Articles of Organization or by these By-Laws, business may be transacted by a majority of the Directors present at any meeting at which there is a quorum. Unless otherwise provided by law or by the Articles of Organization or by these By-Laws, any action required or permitted to be taken, at any meeting of the Directors may be taken without a meeting if all the Directors then in office consent to the action in writing (including by email) and the consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting. Directors may participate in a meeting of the Board of Directors or a meeting of any Committee of the Board of Directors by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.4Committees of Directors. The Board of Directors may, by affirmative vote of a majority of the Directors then in office, elect from its membership such committees as it may determine and may delegate to any such committees some or all of its powers except those which, by law, the Articles of Organization or these By-Laws, it is prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business.
ARTICLE IV--Officers
Section 4.1President and Vice Presidents. Unless the Board of Directors otherwise determines, the President shall be the Chief Executive Officer of the corporation. Except for meetings at which the Chair of the Board of Directors, if any, presides in accordance with Section 4.1, the President shall, if present, preside at all meetings of shareholders and of the Board of Directors. He or she shall, subject to the control and direction of the Board of Directors, have general supervision and control over the business of the corporation, except as otherwise provided by these By-Laws; and he or she shall have and perform such other powers and duties as may be prescribed by these By-Laws or from time to time be determined by the Board of Directors. The Vice Presidents, in such order as the Board of Directors may determine by specific vote or by title, shall have and perform the power and duties of the President (or such of them as the Board of Directors may determine) whenever the President is absent or unable to act. The Vice Presidents shall also have such other powers and duties as may from time to time be determined by the Board of Directors or Chief Executive Officer.
Section 4.2Treasurer and Assistant Treasurers. The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as customarily belong to the office of Treasurer or may be prescribed in these By-Laws or from time to time be determined by the Board of Directors or the Chief Executive Officer. Unless otherwise voted by the Board of Directors, each Assistant Treasurer shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors.
Section 4.3Secretary and Assistant Secretaries. The Secretary shall have and perform the powers and duties prescribed in these By-Laws, and such other powers and duties as may from time to time be determined by the Board of Directors. The Secretary shall have responsibility for preparing, or overseeing the preparation of, minutes of shareholders’ and board of directors’ meetings and for authenticating, or overseeing the authentication of, records of the corporation. Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary, if one be elected, or a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the secretary.
ARTICLE V--Capital Stock
Section 5.1Certificates of Stock. Shares of stock or other securities of the corporation may be certificated or uncertificated, as provided under applicable law. Except to the extent the Board of Directors has determined to issue shares of stock without certificates, each shareholder shall be entitled to a certificate of the capital stock of the corporation owned by him or her. All certificates of stock shall be numbered and shall be entered into the books of the corporation as they are issued. All certificates for shares of stock of the corporation shall state the holder’s name, the number and class of shares evidenced thereby (and designate the series, if any), shall be signed by the President or a Vice President and either the Treasurer or an Assistant Treasurer, may (but need not) bear the seal of the corporation and shall contain such further statements as shall be required by law. The Board of Directors may determine the form of certificates of stock except insofar as prescribed by law or by these By-Laws, and may provide for the use of electronic signatures thereon to the extent permitted by law. If the corporation is authorized to issue more than one class or series of stock, every stock certificate issued while it is so authorized shall set forth upon the face or back thereof either:
(a)The full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Articles of Organization; or
(b)a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

In the case of the issuance and transfer of uncertificated stock, the corporation shall send to the registered owner thereof:

(a)a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law; and
(b)a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Except as otherwise expressly provided by law, the rights, and obligations of the holders of stock of the same class and series shall be identical.

Section 5.2Transfers. The transfer of any and all shares of stock, or other securities in the corporation, shall be subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the corporation is a party. Every share of stock, or any other security of the corporation, which is subject to any restrictions on transfer, other than those imposed by law, shall have the restrictions noted conspicuously on the certificate, or the notice provided pursuant to Section 5.1, and shall also set forth upon the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Subject to any such restrictions, title to a certificate of stock, or uncertificated shares of stock, and to the shares represented thereby shall be transferable, by the record holders thereof, on the books of the corporation (except when closed as provided by these By-Laws), and in the case of stock or other security represented by a certificate, upon surrender of the certificates therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, with all such endorsements or signatures verified if required by the corporation; but the person registered on the books of the corporation as the owner of the shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof. It shall be the duty of each shareholder to notify the corporation of his or her address.
Section 5.3Fixing Record Date. The Board of Directors may fix in advance a time of not more than seventy days preceding the date of any meeting of shareholders or the date for payment of any dividend or the making of any distribution to shareholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, to receive such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or the right to give such consent or dissent, and in such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the Board of Directors may, for any such purposes, close the transfer books for all or any part of such seventy-day period.

If no record date is fixed by the Board of Directors and the transfer books are not closed:

(a)the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.
(b)the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.
Section 5.4Lost, Mutilated or Destroyed Certificates. In case any certificate of stock of the corporation shall be lost or destroyed, a new certificate may be issued in place thereof on reasonable evidence of such loss or destruction, and upon the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar. In case any certificate shall be mutilated, a new certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.
Section 5.5Issue of Stock. Unless otherwise voted by the shareholders of the corporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation may be issued or disposed of by vote of the Board of Directors or a committee of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
Section 5.6Dividends. Subject to any applicable provisions of the Articles of Organization and pursuant to law, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in the absolute discretion of the Board, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for working capital or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

ARTICLE VI--Miscellaneous Provisions
Section 6.1Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
Section 6.2Seal. The seal of the corporation shall bear its name, the word “Massachusetts” and the year of its incorporation; and may bear such other device or inscription as the Board of Directors may determine.
Section 6.3Execution of Instruments. All deeds, lease, transfers, contracts, bonds, notes, checks, drafts and other obligations for the payment of money made, accepted or endorsed by the corporation shall be executed on behalf of the corporation by such person, or persons, as may be authorized from time to time by vote of the Board of Directors.
Section 6.4Contributions. The Board of Directors shall have authority to make donations from the funds of the corporation, in such amounts as the Board of Directors may determine to be reasonable and irrespective of corporate benefit, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other natural emergency in aid thereof.
Section 6.5Evidence of Authority. A certificate by the Secretary and Assistant Secretary, or a Temporary Secretary, as to any action taken by the shareholders, Board of Directors, any Committee of the Board of Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which, by law or under these By-Laws or under any vote of the shareholders or of the Board of Directors, may be exercised in case of absence or any other contingency, shall bind the corporation in favor of anyone relying thereon in good faith, whether or not the absence or contingency existed.
Section 6.6Indemnification of Executive Officers and Directors. The corporation shall indemnify and hold harmless each person, now or hereafter an executive officer (within the meaning of the Exchange Act) or Director of the corporation, from and against any and all claims and liabilities to which he or she may be or become subject by reason of his or her being or having been an executive officer or Director of the corporation or by reason of his or her alleged acts or omissions as an executive officer or Director of the corporation, and shall indemnify and reimburse each such executive officer and Director against and for any and all legal and other expenses reasonably incurred by him or her in connection with any such claim and liabilities, actual or threatened, whenever arising, including, without limitation, after he or she has ceased to be an executive officer or Director of the corporation, except with respect to any matter as to which such executive officer or Director of the corporation shall have not acted in good faith and in the reasonable belief that his or her action was in the best interest of the corporation; provided, however, that prior to such determination, the corporation may compromise and settle any such claims and liabilities and pay such expenses.

Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated not to be entitled to indemnification under this section.

The corporation shall similarly indemnify and hold harmless persons who serve at its express written request as directors or executive officers of another organization in which the corporation owns shares or of which it is a creditor, if such entity fails, pursuant to an indemnity or advancement obligation or insurance, to cover such costs and expenses; notwithstanding the foregoing, if such person may be entitled to be indemnified by such other organization or is insured by an insurer providing insurance coverage under an insurance policy issued to such other organization for any liabilities, expenses or other losses as to which such person also would be entitled to be indemnified by the corporation pursuant to the foregoing provisions of this Section 6.6, then it is intended, as between the corporation and such other organization and/or its insurer, that such other organization and its insurer will be the full indemnitor or insurer of first resort for any such liabilities, expenses or other losses, and that only thereafter may the corporation be required to pay indemnification or advancement of any such liabilities, expenses, or other losses.

The right of indemnification herein provided shall be in addition to and not exclusive of any other rights to which any executive officer or Director of the corporation, or any such persons who serve at its request as aforesaid, may otherwise be lawfully entitled. As used in this Section, the terms “executive officer” and “Director” include their respective heirs, executors and administrators.

Section 6.7Conflict of Interest. No contract or other transaction of the corporation shall, in the absence of fraud, be affected or invalidated by the fact that any shareholder, Director or officer of the corporation or any corporation, firm or association of which he or she may be a director, officer, shareholder or member may be a party to or may have an interest, pecuniary or otherwise, in, any such contract or other transaction, provided that the nature and extent of his or her interest was disclosed to, or known by, the entire Board of Directors before acting on such contract or other transaction. Except in the case of any contract or other transaction between the corporation and any other corporation controlling, controlled by or under common control with the corporation, any Director of the corporation who is also a director, officer, shareholder or member of any corporation, firm or association with which the corporation proposes to contract or transact any business, or who has an interest, pecuniary or otherwise, in any such contract or other transaction, may not be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or such transaction, and such director shall not participate in the vote to authorize any such contract or transaction. Any such contract or transaction may be authorized or approved by a majority of the directors then in office and not disqualified by this Section 6.7 to vote on such matters, even though the disinterested directors do not constitute a quorum.
Section 6.8Definitions. All references in the By-Laws to the following terms shall have the following meanings unless specifically otherwise provided:
Section 6.8.1By-Laws. These By-Laws, as altered or amended from time to time.
Section 6.8.2Articles of Organization. The Articles of Organization as amended from time to time.
Section 6.8.3Number of Directors then Constituting a Full Board. The number of Directors last fixed by the Directors or shareholders pursuant to Section 2.1 of Article II of these By-Laws.
Section 6.8.4Annual Meeting of Shareholders. Either the annual meeting of the shareholders held on the date fixed therefor, or if it is not held on such fixed date, a special meeting held in place thereof. In addition, whenever the masculine gender is used, it shall include the feminine and the neuter wherever appropriate.
Section 6.9Control Share Acquisitions. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions (as defined in Chapter 110D) of the corporation.
Section 6.10Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors or the Chief Executive Officer, the Chief Executive Officer, the President, the Chief Financial Officer and/or Treasurer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.
Section 6.11Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
Section 6.12Interpretation. The Board of Directors shall have the power to interpret all of the terms and provisions of these By-Laws, which interpretation shall be conclusive.
Section 6.13Signatures. In addition to the provisions for use of electronic signatures elsewhere specifically authorized in these By- Laws, electronic signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof and in accordance with applicable law.
Section 6.14Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
Section 6.15Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VII--Amendments
Section 7.1General. These By-Laws may be altered, amended or repealed, in whole or in part, at any annual or special meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote; provided that the nature or substance of the proposed alterations, amendment or repeal have been stated in the notice of the meeting. These By-Laws may also be altered, amended or repealed, in whole or in part, at any regular or special meeting by vote of a majority of the number of Directors then constituting a full board the Board of Directors, except with respect to (i) any provision which by law, the Articles of Organization or these By-Laws requires action by the shareholders, (ii) the removal of directors or (iii) the requirements for amendment of these By-Laws. Notice of any amendment, addition or repeal of any by-law by the Board of Directors stating the substance of such action shall be given to all shareholders not later than the time when notice is given of the meeting of shareholders next following such action by the Board of Directors. Any by-law adopted by the Board of Directors may be amended or repealed by the shareholders.